                                                                Exhibit 99.3



                 HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK

                         601 South Glenoaks Boulevard
                           Burbank, California 91502

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 23, 1997


TO EACH STOCKHOLDER OF HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of Highland Federal Bank, a Federal Savings Bank (the "Bank"), will be held at 10:00 a.m. on Wednesday, April 23, 1997 at the Red Lion Hotel at 100 West Glenoaks Boulevard, Glendale, California 91203, for the following purposes, all as set forth in the attached Proxy Statement:

     (1) To elect three directors to serve until the election of directors in 2000 and until their respective successors are elected and have qualified. The nominees of the Board of Directors are Woodrow W. DeWitt, Richard 0. Oxford and Shirley E. Simmons, each of whom is currently a director of the Bank;

     (2) To consider and act on the ratification of KPMG Peat Marwick LLP as independent public accountants for the Bank for 1997; and

     (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 17, 1997 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting and any and all adjournments thereof.

     Pursuant to the Bank's Bylaws, the Board of Directors shall act as a nominating committee for selecting management nominees for election as directors. The Board of Directors will consider nominees recommended by stockholders, if such recommendations are made in writing and are delivered to the Secretary of the Bank, provided, however, that if the Board of Directors makes nominations for election of directors at an annual meeting of stockholders, no nominations for directors except those made by the Board of Directors shall be voted upon at such annual meeting unless nominations by stockholders are made in writing and delivered to the Secretary of the Bank at least five days prior to the date of the annual meeting.

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN
PERSON, HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND, YOU ARE URGED TO
READ THE ATTACHED PROXY STATEMENT AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVED MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH PROXY CARD SHOULD BE SEPARATELY COMPLETED AND RETURNED. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

     IN ORDER TO FACILITATE THE PROVIDING OF ADEQUATE ACCOMMODATIONS, PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING.



                               By Order of the Board of Directors


                               /s/ Anthony L. Frey


                               Anthony L. Frey
                               Executive Vice President, Chief Financial Officer and Corporate Secretary

Dated: April 1, 1997

                 HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK
                         601 South Glenoaks Boulevard
                           Burbank, California 91502

                              -------------------
                                PROXY STATEMENT
                              -------------------

                        ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held on April 23, 1997

        This proxy statement is furnished to stockholders of Highland Federal Bank, a Federal Savings Bank (the "Bank"), in connection with the solicitation by the Board of Directors of the Bank of proxies for use at the Bank's Annual Meeting of Stockholders (the "Meeting") to be held at 10:00 a.m. on Wednesday, April 23, 1997, and at any and all adjournments thereof, for the purposes set forth in the foregoing notice of the Meeting.

        The Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about April 1, 1997.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED.


              The date of this Proxy Statement is April 1, 1997.

                                 INTRODUCTION


Matters to be Considered

     At the Meeting, the stockholders of the Bank will vote upon (i) the election of three directors; (ii) the ratification of the selection of KPMG Peat Marwick LLP as the Bank's independent public accountants for 1997; (iii) such other business as may properly come before the Meeting or any adjournment thereof. The Board of Directors does not know of any matter to be brought before the Meeting other than those described in this Proxy Statement.

Voting Rights and Votes Required

     The Board of Directors has fixed March 17, 1997 as the date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,282,137 shares of common stock, stated value $1.00 per share, of the Bank (the "Common Stock").

     A majority of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Except as set forth below, the holder of record of each Common Share entitled to vote at the Meeting will have one vote for each share so held on each matter to be presented at the Meeting.

     In the election of directors, a stockholder may cumulate his votes for the candidates in nomination. Each Common Share will be entitled to the number of votes equal to the number of directors to be elected, and a stockholder may cast all his votes for a single candidate or may distribute his votes among two or more candidates in such manner as the stockholder deems appropriate. The candidates receiving the highest number of votes will be elected as directors of the Bank. Discretionary authority to cumulate votes is hereby solicited by the Board, and the return of an executed proxy confers such authority.

     The affirmative vote of the holders of a majority of the Common Stock present and properly voting at the Meeting will be required to approve the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants.

     For the purpose of determining whether a proposal described herein has received the necessary votes to be approved, (i) with regard to the election of directors and ratification of the selection of KPMG Peat Marwick LLP as the Bank's independent public accountants, neither abstentions nor broker non-votes will be included in the vote totals, with the result that abstentions and broker non-votes will have no effect.

     In the event that the votes necessary to approve any of the foregoing proposals have not been obtained by the date of the Meeting, the Chairman of the Meeting may, in his discretion, adjourn the Meeting from time to time to permit the solicitation of additional proxies by the Board of Directors.

Solicitation and Voting of Proxies

     In connection with the solicitation by the Board of Directors of proxies for use at the Meeting, the Board of Directors has designated Richard J. Cross and Stephen N. Rippe as proxies. Common Stock represented by all properly executed proxies will be voted at the Meeting in accordance with the instructions specified thereon. If no instructions are specified, Common Stock represented by any properly executed proxy will be voted FOR the election of each of the nominees listed below under "Election of Directors," and FOR the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants for the Bank. If, with respect to the election of directors, a stockholder withholds authority to vote for any of the nominees listed below, the votes of such stockholder will be cumulated by the named proxies and will be allocated in favor of the nominee(s) for which authority to vote has not been withheld in such manner as the named proxies in their discretion determine. The Board of Directors is not aware of any other matters that will come before the Meeting other than as described above.

     A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of the Bank an instrument of revocation or a valid proxy bearing a later date, or by attending the Meeting and requesting that such proxy be revoked. Attendance at the Meeting will not, in itself, constitute revocation of a previously granted proxy.

     The expense of this solicitation will be paid by the Bank. To the extent necessary to assure sufficient representation at the Meeting, proxies may be solicited by any appropriate means by directors, officers and other employees of the Bank, who will receive no additional compensation therefor. The Bank will reimburse persons holding Common Stock in their names or the names of their nominees but not owning such Common Stock beneficially (such as brokerage houses, banks and other fiduciaries) for the expense of forwarding soliciting material to their principals.

                       SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of March 17, 1997 by each director and executive officer and by all directors and executive officers of the Bank as a group. Except as noted, all such shares are beneficially owned solely by such individual or jointly with such individual's spouse.


Name of Beneficial Owner      Amount Beneficially Owned      Percent of Class
------------------------      -------------------------      ----------------
Richard J. Cross.................  12,500(1)(2)                      *
Woodrow W. DeWitt................  44,720(1)                       2.0%
William G. Dyess.................  13,500(1)(3)                      *
Anthony L. Frey..................   5,000(4)                         *
Ellen B. Geiger..................   8,867(5)                         *
Ben Karmelich....................   2,802(1)                         *
Richard 0. Oxford................  12,025(1)                         *
George Piercy....................  43,220(l)                       1.9%
Stephen N. Rippe.................  22,167(6)                         *
Shirley E. Simmons...............   6,008(1)                         *
Garry P. Warren..................   8,400(7)                         *
All directors and executive
 officers as a group
 (11 persons).................... 179,209(8)                       7.9%

----------------
 *  Less than l%.

(1) Includes 2,500 shares which may be acquired within 60 days upon exercise of outstanding options.
(2) Does not include 3,000 shares owned by Mr. Cross's wife, as to which Mr. Cross disclaims beneficial ownership.
(3) Does not include 1,600 shares owned by Mr. Dyess's wife as to which Mr. Dyess disclaims beneficial ownership.
(4) Consists of 5,000 shares which may be acquired within 60 days upon exercise of outstanding options.
(5) Includes 7,200 shares which may be acquired within 60 days upon exercise of outstanding options.
(6) Includes 12,000 shares which may be acquired within 60 days upon exercise of outstanding options.
(7) Consists of 8,400 shares which may be acquired within 60 days upon exercise of outstanding options.
(8) Includes a total of 50,100 shares which may be acquired within 60 days upon exercise of outstanding options.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Management knows of no person who, as of March 17, 1997, beneficially owned in excess of five percent (5%) of the outstanding Common Stock of the Bank, except for the stockholders identified in the following table:

                                               Common Stock Beneficially Owned
                                                        at March 17, 1997
                                              ----------------------------------
                                              Number of Shares  Percent of Class
                                              ----------------------------------

Wellington Management Company, LLP (1)             321,433            14.1%
        75 State Street
        Boston, Massachusetts 02109


Keefe Managers, Inc. (2)                           151,900             6.7%
        375 Park Avenue
        New York, New York 10152

John Hancock Advisors, Inc. (3)                    194,667             8.5%
        101 Huntington Avenue
        Boston, Massachusetts 02199

Tidal Insurance Limited (4)                        145,833             6.4%
        11901 Olive Boulevard
        St. Louis, Missouri 63141

Deltec Asset Management Corporation(5)             141,200             6.2%
        535 Madison Avenue
        New York, New York 10022

---------------
(1) Based on a Schedule 13G filed by Wellington Management Company, LLP.
(2) Based on a Schedule 13G filed by Keefe Managers, Inc.
(3) Based on a Schedule 13G filed by John Hancock Advisors, Inc.
(4) Based on a Schedule 13D filed by Tidal Insurance Limited. Tidal Insurance Limited is an affiliate of First Banks, Inc., a registered bank holding company. The voting stock of First Banks, Inc. is owned by various trusts which were created by and are administered for the benefit of Mr. James F. Dierberg and members of his immediate family. Accordingly, Mr. Dierberg controls management and the policies of First Banks, Inc. and the election of its directors.
(5) Based on a Schedule 13G filed by Deltec Asset Management Corporation.

                             ELECTION OF DIRECTORS

     The Board of Directors consists of eight members, and is divided into three classes designated as Class I (consisting of two members), Class II and Class III (each consisting of three members). The members of Class I, whose term of office expires in 1999, are Stephen N. Rippe and George Piercy. The members of Class II, whose term of office expires in 1997, are Woodrow W. DeWitt, Richard
O. Oxford and Shirley Simmons. The members of Class III, whose term of office expires in 1998, are Richard J. Cross, William G. Dyess and Ben Karmelich. Each director's term of office expires at the Annual Meeting of Stockholders in the year in which his or her term expires and when his or her successor is elected and has qualified.

Nominees for Election

     The Bank's Bylaws provide that the Board of Directors shall act as a nominating committee for selecting management nominees for election as directors. The Board of Directors will consider nominees recommended by stockholders, if such recommendations are made in writing and are delivered to the Secretary of the Bank. The Bylaws also provide, however, that if the Board of Directors makes nominations for election as directors at an annual meeting of stockholders, no nominations for directors except those made by the Board of Directors shall be voted upon at such annual meeting unless other nominations by stockholders are made in writing and delivered to the Secretary at least five days prior to the date of the annual meeting.

     The nominees of the Board of Directors for election as directors at the Meeting are Woodrow W. DeWitt, Richard 0. Oxford and Shirley E. Simmons. Unless otherwise indicated on a proxy, each proxy will be voted for the election of such individuals to serve until the annual meeting of stockholders to be held in 2000 and until their successors are elected and have qualified. Each of such nominees is an incumbent director and has consented to being named as a nominee for election of directors in this Proxy Statement and to serving as a director if elected.

     Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

THE BOARD OF DIRECTORS HAS APPROVED THE ELECTION OF THE NOMINEES NAMED ABOVE AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THEM AS A
DIRECTOR OF THE BANK.

The following sets forth, as of March 17, 1997, certain information concerning each of the individuals nominated for election as a director (Class II) at the
Meeting:



    Name and Age            Position with the Bank                   Principal Occupation and Business Experience
    ------------            ----------------------    ---------------------------------------------------------------------------
Woodrow W. DeWitt (81)      Director                  Director of the Bank since 1968. Chairman of the Board of DeWitt Transfer &
                                                      Storage since 1955.

Richard O. Oxford (59)      Director                  Director of the Bank since 1991. President and Chief Executive Officer of Dial
                                                      Industries, Inc. (a manufacturer of housewares) since 1978. Associate,
                                                      McKinsey & Co. (international management consulting firm) from 1965 to 1968.
                                                      In 1993, Arroyo Seco Enterprises, a partnership of which Mr. Oxford was
                                                      General Partner, filed for bankruptcy under Chapter 11 of the Bankruptcy Code.
                                                      This bankruptcy was discharged in 1995.

Shirley E. Simmons (62)     Vice Chairman of the      Vice Chairman of the Board of Directors of the Bank since 1995 and a Director
                            Board of Directors        since 1991. Retired since 1991. Various executive positions with Security
                                                      Pacific National Bank from 1958 to 1991, most recently as Regional Vice
                                                      President (1988 to 1991).


     The following sets forth, as of March 17, 1997, certain information concerning each of the Bank's Class I directors:


    Name and Age            Position with the Bank                   Principal Occupation and Business Experience
    ------------            ----------------------    ---------------------------------------------------------------------------
George Piercy (78)          Director                  Vice Chairman of the Board of Directors of the Bank from 1993 to 1995 and a
                                                      Director since 1968. Chairman of the Board of Directors from 1982 to 1993.
                                                      President of Highland Auto and Truck Supply (manufacturer of military truck parts and accessories) since 1949.

Stephen N. Rippe (50)       President,                President of the Bank since April 1994 and Executive Vice President from
                            Chief Executive           February to April 1994. Director of the Bank since February 1994. Chief
                            Officer and Director      Operating Officer of Imperial Thrift and Loan Association from 1991 to 1994.
                                                      Various executive positions with Security Pacific National Bank from 1971 to
                                                      1989, including President of Security Pacific Bank Nevada from 1987 to 1989 and Regional Manager for business banking from 1984 to 1987.

     The following sets forth, as of March 17, 1997, certain information concerning each of the Bank's Class III directors:


     Name and Age             Position with the Bank                   Principal Occupation and Business Experience
----------------------      --------------------------   --------------------------------------------------------------------------
Richard J. Cross (67)       Chairman of the              Chairman of the Board of Directors of the Bank since 1993; Vice Chairman of
                            Board of Directors           the Board of Directors from 1992 to 1993 and a Director since 1990.
                                                         Managing Partner of Cross Investment Company (an investment and consulting company) since 1971 and Professor of Management and Finance at Woodbury
                                                         University since 1985. Twenty-seven years' commercial banking experience, including various executive positions with Lloyds Bank from 1962 to 1981, most recently as Executive Vice President.

William G. Dyess (71)       Director                     Director of the Bank since 1968. An independent real estate appraiser since
                                                         1955.

Ben Karmelich (71)          Director                     President and Chief Executive Officer of the Bank from its inception in
                                                         1968 through 1994; Director since 1980. Retired since 1994.


     The following sets forth, as of March 17, 1997, certain information concerning each of the Bank's executive officers, other than Mr. Rippe.


     Name and Age             Position with the Bank                   Principal Occupation and Business Experience
----------------------      --------------------------   --------------------------------------------------------------------------
Anthony L. Frey (43)        Executive Vice President,    Executive Vice President, Chief Financial Officer and Secretary of the Bank
                            Chief Financial Officer      since January 1997. Senior Vice President, Chief Financial Officer and
                            and Secretary                Secretary from May 1996 to January 1997. Various executive positions with
                                                         Imperial Thrift and Loan Association from August 1994 to May 1996, most recently as Senior Vice President and Chief Financial Officer. Senior Vice
                                                         President and Controller of Home Fed Bank from 1984 to 1994. Various positions with KPMG Peat Marwick LLP from 1979 to 1984. Mr. Frey is a
                                                         Certified Public Accountant.

Ellen B. Geiger (44)        Executive Vice President     Executive Vice President and Branch Administrator since January 1997,
                            and Branch Administrator     Senior Vice President and Branch Administrator of the Bank from July 1995 to January 1997. Founder and President of Geiger/Kochakji & Associates
                                                         (banking industry consultants) from 1991 to 1995. Various executive positions with Security Pacific National Bank from 1979 to 1991, most recently as Senior Vice President and Branch Administrator.

Garry P. Warren (46)  Executive Vice President         Executive Vice President and Chief Lending Officer of the Bank since
                      and Chief Lending Officer        January 1997.  Senior Vice President and Chief Lending Officer of the Bank
                                                       from May 1994 to January 1997. Southern California Regional Manager of
                                                       Imperial Thrift and Loan Association from 1993 to 1994. Vice President of
                                                       Pacific First Mortgage from 1990 to 1992. Senior Director of Grubb and Ellis,
                                                       Mortgage Banking Division, from 1987 to 1990. Senior Vice President of
                                                       American Savings from 1983 to 1987. Vice President and Manager for Citicorp from 1981 to 1983.

Information Regarding the Board of Directors and its Committees

     The Board of Directors has established, in addition to certain other committees, an Audit and Examination Committee and a Personnel/Compensation Committee.

     The Audit and Examination Committee, currently comprised of Ms. Simmons (chairman of the Committee) and the five other directors who are not employees of the Bank, reviews the examinations of the Bank conducted by the Office of Thrift Supervision ("OTS"), meets with the Bank's independent auditors to receive their evaluation of the condition of the Bank and the adequacy of its internal controls and procedures, reviews the annual audit of the Bank, considers the adequacy of auditing procedures, recommends appointment of the Bank's independent auditors and reviews proposed and actual fees for both audit and non-audit accounting services. This committee also reviews reimbursement of expenses incurred by officers. The Audit and Examination Committee held five meetings in 1996.

     The Personnel/Compensation Committee, currently comprised of Mr. Oxford (chairman of the Committee), Mr. Cross, Mr. Piercy and Ms. Simmons, reviews recommendations from management concerning the policies governing the setting of salaries and bonuses of all employees, sets the compensation of the executive officers, is responsible for the administration of the Option Plan, makes all awards of options and shares pursuant to the Option Plan, and has responsibility for designing and submitting to the Board policies and plans with respect to long-term and incentive compensation programs. The Personnel/Compensation Committee held three meetings in 1996.

     During 1996, the Board of Directors held 13 meetings. Each director attended at least 75% of the aggregate meetings of the Board of Directors and the committees of which he or she was a member.

     During 1996, each director, other than directors who were also employees of the Bank, was paid directors' fees of $1,600 per month through August 1997 and $2,000 per month thereafter. Mr. Cross (Chairman of the Board) receives additional fees of $417 per month as compensation for that position. Ms. Simmons (Chairman of the Audit Committee) receives additional fees of $208 per month as compensation for that position. Pursuant to this arrangement, the Bank paid $213,241 in aggregate compensation to directors during 1996. Each director who has reached the age of 72 and has served as a director for at least 18 years or was a director on August 19, 1985, or who becomes unable to continue to serve as a director for reasons of ill health, may be designated a "director emeritus" by the Board of Directors. Each director emeritus would be entitled to continue to receive a monthly fee equal to the fee he or she received immediately prior to becoming a director emeritus and the continuation of certain benefits. The Bank does not presently have any directors emeritus.

     Prior to July 1992, each of Messrs. DeWitt, Dyess and Piercy had retirement agreements with the Bank that provided for certain retirement benefits in the event of the retirement or death of such director, payable in annual installments over 15 years. Such benefits would have been not less than $6,400 annually in the event of retirement or death occurring after June 19, 1992 and not more than $9,600 annually in the event of retirement or death occurring after June 19, 1996. Effective July 1992, each of such directors elected to receive, commencing in 1992 and in lieu of such retirement benefits, 15 annual payments of $6,400.

     Upon Mr. Karmelich's retirement as President of the Bank on April 27, 1994, Mr. Karmelich became entitled, pursuant to a retirement agreement with the Bank, to annual retirement benefits of $92,040 annually beginning on July 1, 1996 and, beginning on October 1, 1997, will include an additional $38,040 annually and an additional $8,620 annually beginning on January 2, 1999. Such benefits will be funded by a whole life insurance policy on the life of Mr. Karmelich owned by a trust, of which Mr. Karmelich is a beneficiary. The amount of the premiums paid by the Bank on such policy in 1996 was $80,187.


                             EXECUTIVE COMPENSATION

     Set forth below is certain information concerning the compensation of (i) Stephen N. Rippe, the Bank's Chief Executive Officer, (ii) Anthony L. Frey, the Bank's Executive Vice President, Chief Financial Officer and Secretary, (iii) Garry P. Warren, the Bank's Executive Vice President and Chief Lending Officer, and (iv) Ellen B. Geiger, the Bank's Executive Vice President and Branch Administrator (collectively, the "named executive officers"), for each of the last three fiscal years of the Bank or such lesser period that such individual has been employed by the Bank. No other executive officer of the Bank received salary and bonus at a rate in excess of $100,000 during 1996.


 Name and Principal                                             Long-Term       All Other
 Positions                          Annual Compensation        Compensation    Compensation
-----------------------       ------------------------------  --------------  --------------
                                 Year     Salary      Bonus    Options # (1)
                              ---------  ---------   -------  --------------
Stephen N. Rippe                 1996    $181,539     $50,000        10,000    $     7,648(5)
 President and                   1995     170,000      50,000        20,000          3,531(2)
 Chief Executive Officer         1994     165,664        ----        10,000           ----

Anthony L. Frey                  1996    $ 88,805(3)     ----        20,000    $     2,657(6)
 Executive Vice President,
 Chief Financial Officer
 and Secretary

Gary P. Warren                   1996    $146,019     $35,000         6,000    $     5,838(7)
 Executive Vice President        1995     120,000      35,000        14,000          1,523(2)
 and Chief Lending Officer       1994      72,923        ----         7,000           ----

Ellen B. Geiger                  1996    $108,308     $  ----        12,000    $     1,592(8)
 Executive Vice President
 and Branch Administrator        1995      40,154(4)     ----         6,000           ----


----------------------------------------
(footnotes appear on the following page)

(1) Consists of the number of shares of stock underlying stock options granted during the periods indicated plus, for Messrs. Rippe and Warren, the number of stock options repriced during 1995.
(2) Consists of the amount of contributions credited under the Highland Federal Bank Profit Sharing Plan, which was amended and restated into the 401(k) Profit Sharing Plan effective January 1, 1995. See "401(k) Profit Sharing Plan and Trust" below.
(3) Mr. Frey was first employed by the Bank in May 1996. Mr. Frey's annual salary at December 31, 1996 was $130,000 per year.
(4) Ms. Geiger's salary indicated for 1995 is based on an annual rate of $100,000 paid since her start date in July 1995.
(5) Consists of a $4,500 contribution to the Bank's 401(k) Plan, a $1,369 imputed life insurance payment and $1,879 in personal use of a Bank automobile.
(6) Consists of a $298 imputed life insurance payment and $2,359 in personal use of a Bank automobile.
(7) Consists of a $3,487 contribution to the Bank's 401(k) Plan, a $999 imputed life insurance payment and $1,352 in personal use of a Bank automobile.
(8) Consists of a $242 contribution to the Bank's 401(k) Plan, a $746 imputed life insurance payment and $1,593 in personal use of a Bank automobile.

401(k) Profit Sharing Plan and Trust

     The Bank previously maintained the Highland Federal Bank Profit Sharing Plan (the "Profit Sharing Plan") for the benefit of its eligible employees and their beneficiaries, originally effective January 1, 1982. Effective January 1, 1995, the Bank's Board of Directors approved the amendment and restatement of the Profit Sharing Plan into the 401(k) Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan is a profit sharing plan with a 401(k) feature. The purpose of the 401(k) Plan is to encourage participants to adopt a regular savings program to defer part of their pretax compensation to provide additional security for their retirement. The Bank, through its Board of Directors, appoints one or more administrators to administer the 401(k) Plan. The Internal Revenue Service has determined that the 401(k) Plan is a qualified plan within the meaning of
Section 401(a) of the Code.

     All employees of the Bank who are at least 21 years of age and who have completed at least one (1) year of service with the Bank are eligible to participate in the 401(k) Plan. Under the terms of the 401(k) Plan, participants can contribute to the 401(k) Plan by way of payroll deductions, from 2% up to 15% of their pretax compensation annually, subject to certain legal limitations. The 401(k) Plan provides that the Board of Directors will determine on an annual basis whether to make a discretionary matching contribution and/or discretionary employer contribution on behalf of eligible participants. Any matching contributions made to the 401(k) Plan will be allocated among the accounts of all eligible participants based on the amount of each participant's contribution to the 401(k) Plan and compensation for the period for which the matching contribution is made. During 1996, the Bank contributed $69,000 to the 401(k) Plan.

     Current tax law limits the amount of deductible contributions to 15% of the total amount of compensation paid during the plan year to 401(k) Plan participants, which limit applies to 401(k) contributions by 401(k) Plan participants, matching contributions by the Bank and any discretionary employer contributions and forfeitures allocated to the accounts of participants under the 401(k) Plan. A participant is always 100% vested in his or her own 401(k) contribution, but only becomes 100% vested in discretionary matching contributions and employer contributions upon attainment of the normal retirement age of 65 or upon a participant's total and permanent disability while employed by the Bank, the death of a participant or the termination or complete discontinuance of contributions to the 401(k) Plan by the Bank. If a participant terminates employment with the Bank for any other reason, then the interest he or she has in discretionary matching contributions and employer contributions will depend on the participant's years of service with the Bank. A participant vests 20% for each year of service, beginning on his or her date of hire.

1994 Stock Option and Performance Share Award Plan

     Stock Options for Key Employees

     The Bank's 1994 Stock Option and Performance Share Award Plan, which is administered by the Personnel/Compensation Committee of the Board of Directors (the "Committee"), provides for (i) the grant of stock options ("Options") and performance share awards ("Awards") to such key employees as are designated by the Committee, and (ii) the automatic grant of stock options to non-employee directors ("Directors' Options"). The Option Plan provides for the grant of Options that qualify as "incentive stock options" ("ISOs") under the Internal Revenue Code and Options that do not so qualify, which are referred to as "nonqualified stock options" ("NQSOs").

     The aggregate number of shares of Common Stock available for issuance pursuant to the exercise of Options or the grant of Awards is currently 300,000, subject to such adjustment as may be necessary to reflect changes in the number or kind of shares of stock or other securities of the Bank. The purchase price of the shares issued pursuant to each Option must be paid in cash, or if the Committee so determines and if at the time the Bank's Charter and the rules of the OTS so provide, (i) by surrender of Common Stock held by the employee or a combination of cash and shares, or (ii) by a promissory note or a combination of cash and a promissory note. Each Option is exercisable on such date or dates and during such periods as is determined by the Committee at the time of grant, provided that no ISO will be exercisable after the expiration of 10 years after the grant date.

     Upon termination of employment with the Bank, an employee optionee (or such employee's personal representative) will have a limited period of time within which to exercise Options held on the date of termination, after which time such Options will expire. If employment terminates by reason of death, all Options held by the participant on the date of death will become immediately vested and exercisable. If employment terminates for any other reason, all Options not vested will be forfeited by the employee unless the Committee otherwise decides. If termination of employment is by reason of death or permanent and total disability, all exercisable Options must be exercised within 12 months after termination, after which they will expire. If termination is by reason of disability that is not permanent and total, any outstanding and exercisable NQSOs must be exercised within 12 months after termination, and outstanding and exercisable ISOs must be exercised within three months after termination. If termination is by reason other than death or disability, such period will end three months after termination for all exercisable Options. In all cases, however, such period will end no later that the fixed expiration date of outstanding Options.

     In the event that the Bank enters into an agreement to dispose of all or substantially all of its assets or if the Bank's stockholders dispose or agree to become obligated to dispose of 50% or more of the outstanding shares of Common Stock (an "Acceleration Event"), then each outstanding Option will be exercisable during the 30 days immediately preceding such Acceleration Event; provided, however, that no Acceleration Event will be deemed to occur in the event that (i) the terms of the agreements pursuant to which such transaction is occurring require as a condition to the consummation thereof that each Option will either be assumed by a successor corporation or be replaced with a comparable option to purchase shares of capital stock of a successor corporation, and (ii) the transaction is approved by a majority of the directors who have been in office for more than 12 months prior to the scheduled consummation of the transaction. Upon consummation of the Acceleration Event, all outstanding Options, whether or not so accelerated, will terminate and cease to be exercisable, unless assumed by the successor corporation.

     The following table sets forth certain information concerning Options granted to the Bank's named executive officers during 1996. The Bank also granted during 1996 and 1995 an aggregate of 4,000 and 8,000 options, respectively, to employees who are not named executive officers at exercise prices of $16.38 and $15.00 per share, respectively.


            Option Grants During Fiscal Year Ended December 31, 1996

                                                                         Potential Realizable Value
                                                                         at Assumed Annual Rates of
                                                                        Stock Price Appreciation for
                                       Individual Grant                         Option Term
                  ----------------------------------------------------  ---------------------------
                    Number of      Percent of
                    Shares of     Total Options
                      Stock        Granted to
                    Underlying    Employees in   Exercise   Expiration
      Name           Options      Fiscal Year      Price       Date         5%              10%
----------------  ------------  ---------------  --------  -----------  -----------     -----------
Stephen N. Rippe      10,000         21.7%       $ 16.38    06/13/06    $  102,900        $ 260,900

Anthony L. Frey       20,000         43.5%         16.38    06/13/06       205,800          521,800

Garry P. Warren        6,000         13.0%         16.38    06/13/06        61,740          156,540

Ellen B. Geiger        6,000         13.0%         16.38    06/13/06        61,740          156,540



     The following table sets forth the number and value of stock options held by the Bank's named executive officers at December 31, 1996. No stock options granted to the named executive officers were exercised during 1996.

                       Fiscal Year-End Option Value Table

                                                            Value of Unexercised
                              Number of Unexercised         In-the-Money Options
                               Options at Year-End            at Year-End (1)

Name                        Exercisable/Unexercisable    Exercisable/Unexercisable
-----------------------    ---------------------------  ---------------------------
Stephen N. Rippe                   12,000/18,000               $ 54,000/$22,250
Anthony L. Frey                     5,000/15,000                    3,125/9,375
Garry P. Warren                     8,400/11,600                  37,800/48,700
Ellen B. Geiger                     7,200/10,800                  32,400/13,350

-------------------------
  (1) The fair market value of the Bank's common stock at the close of trading on December 31, 1996 was $17.00 per share.

     Stock Options for Non-Employee Directors

     Messrs. Karmelich, DeWitt, Oxford, Cross, Dyess and Piercy and Ms. Simmons are the current Non-Employee Directors of the Bank. Each Director who was a Non-Employee Director as of April 27, 1994 was granted Directors' Options (all NQSOs) to purchase 2,500 shares of Common Stock at a price of $16.00 per share. On the day following Mr. Karmelich's retirement as an employee of the Bank (April 28, 1994), Mr. Karmelich also received Directors' Options to purchase 2,500 shares at $16.00 per share. Each person who is newly elected to the Board of Directors after the adoption of the Option Plan and who is not an employee of the Bank at the time of such election will also receive Directors' Options to purchase 2,500 shares at a price equal to the fair market value of the Common Stock on the date of such election, subject to the maximum amount of aggregate options issuable to all participants under the Option Plan. On March 31 of each year commencing on March 31, 1997, each Non-Employee Director who has not received Directors' Options during the preceding three years will be granted additional Directors' Options to purchase 2,500 shares at a price equal to the fair market value of the Common Stock on that date, subject also to the maximum amount of aggregate options issuable under the Option Plan. In the event that insufficient shares are available for issuance, the number of options issued will be reduced proportionately.

     Each Directors' Option has a term of five years from the date granted, is not exercisable within six months after the date of grant and is exercisable only if, on the date of exercise, such director has been a Non-Employee Director for at least three years. However, in the event of the termination of a Non-Employee Director by reason of death and such individual has not yet fulfilled this three-year service requirement on the date of death, all Directors' Options granted to such Non-Employee Director will nevertheless become immediately exercisable and remain exercisable until the first anniversary of the date of death. Each Directors' Option is exercisable in the manner applicable to Options granted to key employees, and unvested Directors' Options will become exercisable upon the occurrence of an Acceleration Event.

     Performance Share Awards

     The Committee has the discretion to award to such key employees as it may designate the right to receive shares of Common Stock ("Performance Shares") in an amount and upon such terms and conditions to be determined by the Committee, which shares will not to be issued unless and until the Bank meets certain performance criteria to be established by the Committee at or prior to the grant of each such Award.

     Each Award is required to be confirmed by a written agreement executed by the Bank and the key employee. If, or to the extent that, applicable performance criteria have been satisfied, certificates evidencing the Performance Shares will be delivered to the employee. Subject to such exceptions as may be determined by the Committee either at the time of the Award or at any time thereafter, if an employee's continuous employment with the Bank or any of its affiliates terminates for any reason, all outstanding Awards to such employee will be forfeited. If an Acceleration Event occurs during the term of an Award, all Performance Shares subject to such Award will be issued, unless (i) the terms of the agreements pursuant to which such transaction is occurring require as a condition to its consummation that each Award will either be assumed by a successor corporation or be replaced with a comparable award of shares of capital stock of the successor corporation, and (ii) the transaction is approved by a majority of the directors who have been in office for more than 12 months prior to the scheduled consummation of the transaction. To date, no Performance Shares have been awarded.

     Other Provisions

     The Option Plan and all grants of Options and Awards under the Option Plan are subject to such rules, regulations, orders and policies (collectively, "Directives") of the OTS as may be promulgated from time to time. In the event that the Committee or the Board of Directors determines that a Directive requires that the terms of any outstanding Option or Award be modified, the Committee or the Board of Directors will have the right to modify the terms of any outstanding Option or Award without the consent of the affected participants and irrespective of whether such modification is consistent with the terms of the Option Plan or adverse to such participants.

     The Option Plan may be amended from time to time by the Board of Directors in accordance with the requirements set forth in the Option Plan and subject to the limitations imposed by law. However, the Option Plan may not be amended to increase the aggregate number of shares of Common Stock issuable pursuant to the Option Plan or increase in any material manner the benefits to Non-Employee Directors without the approval of the holders of a majority of the issued and outstanding shares of Common Stock. The Board of Directors may at any time terminate the Option Plan, but such termination will not adversely affect any rights or obligations with respect to any Options or Awards previously granted under the Option Plan.

     Federal Income Tax Consequences

     The rules governing the tax treatment of options and stock acquired upon the exercise of options are quite technical. Therefore, the description of tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

     ISOs granted pursuant to the Option Plan are intended to qualify as "Incentive Stock Options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). If the Participant makes no disposition of the shares acquired pursuant to exercise of an ISO within one year after the transfer of shares to such Participant and within two years from grant of the option, such Participant will realize no taxable income as a result of the grant or exercise of such option; any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, the Bank will not be entitled to a deduction for federal income tax purposes with respect to either the issuance of such ISOs or the transfer of shares upon their exercise. Under current law, long-term capital gain is generally subject to the same rate of tax as ordinary income.

     If shares subject to ISOs are disposed of prior to the expiration of the above time periods, the Participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (i) the excess of the market value of the shares on the date of exercise over the option price, or (ii) the gain recognized on such disposition. Such amount will ordinarily be deductible by the Bank for federal income tax purposes in the same year, provided that the Bank satisfies certain federal income tax withholding requirements. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

     A Participant who acquires shares by exercise of a NQSOs generally realizes as taxable ordinary income, at the time of exercise, the difference between the exercise price and the fair market value of the shares on the date of exercise. Unless an election under Section 83(b) of the Code is timely filed, however, a Participant who is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 with respect to sales of shares acquired upon the exercise of a NQSO recognizes as taxable ordinary income, at the time he is no longer subject to such suit, the difference between the exercise price and the fair market value of the shares at such time. Such amount will ordinarily be deductible by the Bank in the same year, provided that the Bank satisfies certain federal income tax withholding requirements.

Executive Officer Change of Control Agreements

     In 1995, the Bank entered into a Change of Control Employment Agreement with each of Messrs. Rippe and Warren, Ms. Geiger, and three other officers of the Bank, and in May 1996, the Bank entered into a Change of Control Agreement with Mr. Frey. Such agreement provides that if a change of control of the Bank (defined to include a merger, consolidation or asset transfer where the Bank is not the surviving entity and the acquisition by a person or group of more than 50% of the outstanding shares of the Bank) occurs during the employment of the individual and the individual's position is subsequently eliminated or materially altered or the individual resigns his or her employment for good reason (defined to include a reduction in salary levels or benefits, material diminution in title or responsibilities or a job relocation of more than 50 miles), the individual will be entitled to a lump sum payment equal to his or her salary for a specified period. In the case of Mr. Rippe, such period is two and one-half years and in the case of Mr. Warren, Mr. Frey and Ms. Geiger, such period is one and one-half years.


                    PERSONNEL/COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The following Personnel/Compensation Committee Report on Executive Compensation and the performance graph in the next section shall not be deemed to be "soliciting material" or to be "filed" with the OTS or subject to Regulations 14A or 14C of the Securities and Exchange Commission (as applied by the OTS) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

The Report
----------

     The Personnel/Compensation Committee of the Board of Directors (the "Committee") is composed of four directors who are not also employees of the Bank. The Committee establishes the overall compensation and employee benefits of the Bank and the specific compensation of the Bank's executive officers. It is a goal of the Committee to implement executive officer compensation programs that further the business objectives of the Bank and that attract, retain and motivate the best qualified executive officers.

     The Bank's executive compensation policies and specific executive compensation programs are adopted and administered in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that this performance goal and the long-term interests of the Bank's stockholders generally are best achieved by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Committee believes that the Bank's executive officer compensation policies are consistent with this policy.

     None of the Bank's executive officers has a written employment agreement or other formal assurance of continued employment by the Bank (see "EXECUTIVE COMPENSATION -- Executive Officer Change of Control Agreements"). As a result, each of the executive officer's compensation is determined each year by the Committee, based on factors that the Committee deems appropriate. As indicated below, the overall financial performance of the Bank is a factor considered by the Committee in setting compensation levels for executive officers.

     Annual compensation levels for each executive officer, including the Chief Executive Officer, are determined by the Committee based primarily on its review and analysis of the following factors: (i) the responsibilities of the position,
(ii) the performance of the individual and his or her general experience and qualifications, (iii) the overall financial performance (including return on equity, earnings per share, problem asset levels, levels of general and administrative expense and loan and deposit production) for the Bank for the previous year and the contributions to such performance measures by the individual or his or her department, (iv) the officer's total compensation during the previous year, (v) advice rendered to the Committee by the Bank's independent compensation consultant regarding compensation levels paid by comparable financial institutions, and (vi) the officer's length of service with the Bank. In addition, the Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes, based on advice from the Bank's consultants and a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with financial institutions of similar size and with comparable operating results.

     In addition to the above criteria applicable to executive officers generally, the Chief Executive Officer's incentive compensation for 1996 was based in large part on his progress in satisfying certain criteria established and agreed to by the Committee. Such criteria related to the Bank's performance in the areas of return on equity, nonperforming asset levels, cost management, results in meeting the Bank's strategic business plan (including his contribution to the Bank's successful recapitalization in November 1995), leadership (including developing an effective senior management team), regulatory compliance and safety and soundness of the Bank.

     While the Committee establishes salary and bonus levels based on the above described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of the Bank's stockholders and enhances the Bank's ability to attract and retain highly qualified personnel on a basis competitive with industry practices. Stock options granted by the Bank pursuant to the 1994 Stock Option and Performance Share Award Plan help achieve this objective, and provide additional compensation to the officers to the extent that the price of the Common Stock increases over fair market value on the date of grant. Stock options have been granted to each of the named executive officers and to two other officers of the Bank. Likewise, performance share awards under the Option Plan, which have not yet been issued, can constitute additional compensation if specified operating results are achieved by the Bank over the term of the award. Through the Option Plan, there will be an additional direct relationship between the Bank's performance and benefits to executive officer Option Plan participants.

     Significant actions that were taken in 1996 included (i) establishing the conditions to the earning of performance awards under the Option Plan; (ii) formalizing bonus plans for executive officers; and (iii) conducting a top-down review of the Bank's compensation practices. In 1997, the Committee expects to take the following significant actions: (i) establishing criteria for periodic grants of stock options to management based upon Bank returns on equity and (ii) refining the criteria related to cash bonus plans for executive officers.


                            Richard O. Oxford, Chairman
                            Richard J. Cross
                            George Piercy
                            Shirley Simmons

                               PERFORMANCE GRAPH

     Set forth below is a graph that compares the yearly percentage change in the cumulative total stockholder return on the Bank's Common Stock with (i) the cumulative total return of the issuers included in the Nasdaq Composite Index, as reported to the Bank by Media General Financial Services ("Media General"), and (ii) a published index based on the cumulative total return for a group of 23 California-based Savings and loan institutions selected by Media General, as reported to the Bank by Media General (the "Peer Group" index), in each case assuming the reinvestment of dividends.

     Prior to the commencement of trading in the Common Stock on the Nasdaq Small-Cap Market on October 16, 1995 (and the subsequent listing of the stock on the Nasdaq National Market in December 1995), there was no established public trading market for the Common Stock, and only infrequent trades executed by a securities broker. Information for the Common Stock for purposes of the performance graph for periods prior to the listing of the Common Stock on the Nasdaq Small-Cap Market are based on the average bid and ask prices for the Common Stock as reported to the Bank by J. Alexander Securities, Los Angeles, California, as of the date of the last transaction of which such firm is aware during each such year. Thus, the prices used by the Bank in determining the five-year cumulative return for the Common Stock prior to the listing of the Common Stock with Nasdaq may not represent actual transactions.


            Comparison of Five-Year Cumulative Total Return Among

      Highland Federal Bank, Nasdaq Composite Index and Peer Group Index


                           [LINE GRAPH APPEARS HERE]

                RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit and Examination Committee of the Board of Directors has selected KPMG Peat Marwick LLP as the independent public accountants to audit the consolidated financial statements of the Bank and its subsidiaries for 1996. A member of such firm is expected to be present at the Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

     If the stockholders of the Bank do not ratify the selection of KPMG Peat Marwick LLP, or if such firm should decline to act or otherwise become incapable of acting, or if its employment is discontinued, the Board of Directors or the Audit and Examination Committee will appoint other independent public accountants.

     Ratification of the selection of KPMG Peat Marwick LLP as the Bank's independent public accounts will require the affirmative vote of a majority of the Common Stock present and properly voting at the Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS THE BANK'S INDEPENDENT PUBLIC ACCOUNTANTS.

                     COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Based solely upon a review of copies of Forms 3 and 4 and amendments thereto furnished to the Bank during 1996 pursuant to Rule 16a-3(e) under the Securities Exchange Act of 1934, as amended, to the Bank's knowledge, all
Section 16(a) filing requirements applicable to its officers and directors were complied with during 1996.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals to be presented at the 1998 Annual Meeting of Stockholders must be received at the Bank's executive offices at 601 South Glenoaks Blvd., Suite 200, Burbank, California 91502, addressed to the attention of the Secretary, by December 2, 1997 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting.

                                 ANNUAL REPORT

     The Annual Report of the Bank for the year ended December 31, 1996 is being mailed to the stockholders of the Bank with this Proxy Statement. The Annual Report contains the Bank's Annual Report for the year ended December 31, 1996, including the financial statements and the financial statement schedules and management's discussion and analysis of such financial statements and the report thereon of Grant Thornton LLP.

                                                                 REVOCABLE PROXY
                 HIGHLAND FEDERAL BANK, A FEDERAL SAVINGS BANK
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder of Highland Federal Bank, a Federal Savings Bank (the "Bank") hereby appoints Richard J. Cross and Stephen N. Rippe and each of them, with full power of substitution, proxies of the undersigned with authorization to represent and vote all shares of Common Stock, stated value $1.00 per share, of the Bank held of record by the undersigned, as directed below and in their discretion on all other matters which may properly come before the Annual Meeting of Stockholders to be held on April 23, 1997, and at any adjournment or adjournments thereof, as if the undersigned were present and voting at the Meeting.

     The shares represented by this proxy, when duly executed and returned, will be voted as directed herein by the undersigned. Where no direction is given, such shares will be voted "FOR" the election of all nominees for director and "FOR" ratification of KPMG Peat Marwick LLP as independent public accountants.

1. Election of Directors: To elect the following three directors to serve until the election of Directors in 2000 and until their respective successors are elected and have qualified: Andrew W. Dewitt, Richard O. Oxford and Shirley
E. Simmons.

[_] FOR all nominees   [_] WITHHOLD AUTHORITY     [_] WITHHOLD AUTHORITY
    listed above.          to vote for nominees       to vote for the following
                           listed.                    nominee only (write the
                                                      name of the nominee
                                                      below.)

2. Approval of Independent Auditors. To ratify the selection of KPMG Peat Marwick LLP as the Bank's independent public accountants for 1997.

[_] FOR        [_] AGAINST        [_] ABSTAIN

                 This proxy is continued on the reverse side.
             Please sign on the reverse side and return promptly.

3. Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Bank or the Board of Directors at the Meeting.

The proxies are authorized to vote as recommended by the Board of Directors upon such other business as may properly come before the Meeting. The undersigned hereby acknowledges receipt of the accompanying Notice of Meeting and Proxy Statement.

                                           Date:                          , 1997
                                                --------------------------

                                           Signed:
                                                  ------------------------------

                                           -------------------------------------

                                           (Please sign your name (or names) as
                                           it appears on the label affixed
                                           hereon. When signing in a fiduciary
                                           or representative capacity or as a
                                           corporate officer, please indicate
                                           and state such capacity, title or
                                           office.)